U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2011

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2011, the Board of Directors of Emeritus Corporation (the “Company”) appointed H. R. Brereton (Gubby) Barlow as a director of the Company, to serve until the Company’s annual meeting of shareholders in 2011.  Mr. Barlow has served as the President and Chief Executive Officer of Premera Blue Cross (“Premera”) since 2000.  Mr. Barlow joined Premera in 1997 as its Chief Financial Officer and was subsequently promoted to Executive Vice President and Chief Operating Officer.  Previously, Mr. Barlow served as Senior Vice President and Chief Financial Officer of AHI Healthcare Systems, Inc., a primary and specialty care provider network and was Senior Vice President and Chief Financial Officer of Health Net, a subsidiary of Health Systems International, a health maintenance organization.  Mr. Barlow is a certified public accountant and was a partner with Deloitte & Touche, LLP.  Mr. Barlow currently serves on several boards of directors including Blue Cross Blue Shield Association, Seattle University College of Nursing Advisory Board, National Institute for Health Care Management, Premera Blue Cross, University of Washington Business School, and Washington Healthcare Forum.

Mr. Barlow will receive the standard compensation received by Emeritus non-employee directors.  The standard compensation arrangements received by Emeritus non-employee directors are generally as described in Emeritus’ definitive proxy statement on Schedule 14A filed on April 2, 2010 with the Securities and Exchange Commission.

A press release announcing the Company’s appointment of Mr. Barlow to the Emeritus Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

99.1	Press Release dated March 8, 2011, entitled EMERITUS ANNOUNCES NEW BOARD MEMBER

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 8, 2011		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1                                Press Release dated March 8, 2011, entitled EMERITUS ANNOUNCES NEW BOARD MEMBER